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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR 12(G) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 SYNAVANT INC.
            (Exact Name of Registrant as it appears in its Charter)

                  DELAWARE
(State or Other Jurisdiction of Incorporation      (I.R.S. Employer Identification No.)
              or Organization)

      3445 PEACHTREE RD. NE, SUITE 1400                            30326
              ATLANTA, GEORGIA                                  (Zip Code)
  (Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (404) 841-4000

Securities to be registered pursuant to Section 12(b) of the Act:

             TITLE OF EACH CLASS                      NAME OF EACH EXCHANGE ON WHICH
             TO BE SO REGISTERED                      EACH CLASS IS TO BE REGISTERED
             -------------------                      ------------------------------
                    None.

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
                        Preferred Share Purchase Rights
                                (Title of Class)

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ITEM 1.  BUSINESS.

    The information required by this item is contained under the sections "Synavant Business", "Synavant Management's Discussion and Analysis of Financial Condition and Results of Operations", "Risk Factors" and "Forward-Looking Statements" of, and in the combined financial statements included in, the
Information Statement dated       , 2000 included herewith as Exhibit 99.1 (the
"Information Statement"), and such sections are incorporated herein by reference.

ITEM 2.  FINANCIAL INFORMATION.

    The information required by this item is contained under the sections "Synavant Selected Financial Data", "Synavant Management's Discussion and Analysis of Financial Condition and Results of Operations", "Forward-Looking Statements" and "Risk Factors" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 3.  PROPERTIES.

    The information required by this item is contained under the section "Synavant Business--Properties" of the Information Statement, and such section is incorporated herein by reference.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

    The information required by this item is contained under the section "Synavant Security Ownership by Certain Beneficial Owners and Management" of the Information Statement, and such section is incorporated herein by reference.

ITEM 5.  DIRECTORS AND EXECUTIVE OFFICERS.

    The information required by this item is contained under the section "Synavant Management and Executive Compensation--Synavant Board of Directors" and "--Synavant Executive Officers" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 6.  EXECUTIVE COMPENSATION.

    The information required by this item is contained under the section "Synavant Management and Executive Compensation" of the Information Statement, and such section is incorporated herein by reference.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

    The information required by this item is contained under the section "Relationship Between Synavant and IMS HEALTH After the Distribution" of the Information Statement, and such section is incorporated herein by reference.

ITEM 8.  LEGAL PROCEEDINGS.

    The information required by this item is contained under the section "Synavant Business--Legal Proceedings and Contingencies" and "Risk Factors" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS.

    The information required by this item is contained under the sections "The Distribution--Listing and Trading of Synavant Common Stock", "Relationship between Synavant and IMS HEALTH After

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the Distribution--Employee Benefits Agreement", "Dividend Policy", "Synavant
Management and Executive Compensation" and "Description of Synavant Capital Stock" of the Information Statement, and such sections are incorporated herein by reference.

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

    On June 5, 2000, as part of its original incorporation, the Registrant issued 100 shares of its common stock, for a total consideration of $1.00, to IMS Health Incorporated, which is and will be the Registrant's sole stockholder until the Distribution Date as defined and described in the section "The Distribution" of the Information Statement, and such section is incorporated herein by reference. Subsequent to the Distribution, IMS Health Incorporated will hold no capital stock of the Registrant.

ITEM 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The information required by this item is contained under the section "Description of Synavant Capital Stock" of the Information Statement, and such section is incorporated herein by reference.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The information required by this item is contained under the section "Description of Synavant Capital Stock--Indemnification and Limitation of Liability For Directors and Officers" of the Information Statement, and such section is incorporated herein by reference.

ITEM 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    The information required by this item is identified in the section "Index to Financial Statements" beginning on page F-1 of the Information Statement and contained under the section "Financial Statements and Schedule". Such section is incorporated herein by reference.

ITEM 14.  DISAGREEMENT WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL MATTERS.

    None.

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ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial Statements

    The information required by this item is contained in the section "Index to Financial Statements" beginning on page F-1 of the Information Statement and such information is incorporated herein by reference.

    (b) Exhibits

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
          3.1           Form of Amended and Restated Certificate of Incorporation of
                        Synavant Inc.

          3.2           Form of Amended and Restated By-Laws of Synavant Inc.

          4.1           Specimen Common Stock Certificate.*

          4.2           Form of Rights Agreement between Synavant Inc. and EquiServe
                        Trust Company, as Rights Agent.

         10.1           Form of Distribution Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.2           Form of Xponent Data License Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.3           Form of Cross License Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.4           Form of Tax Allocation Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.5           Form of Employee Benefits Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.6 Form of Data and Telecommunications Services Agreement between IMS Health Incorporated and Synavant Inc.

         10.7 Form of Sublease Agreement between IMS Health Incorporated and Synavant Inc.

         10.8           Form of Corporate Services Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.9           Form of Shared Transaction Services Agreement between IMS
                        Health Incorporated and Synavant Inc.

        10.10           Form of Shared Transaction Services Agreement between IMS AG and certain subsidiaries of Synavant Inc.

        10.11           Synavant Inc. 2000 Stock Incentive Plan.

        10.12           Synavant Inc. 2000 Replacement Plan for IMS Health
                        Incorporated Equity-Based Awards.

        10.13           Synavant Inc. 2000 Annual Incentive Plan.

        10.14           Synavant Inc. 2000 Non-Employee Directors' Deferred
                        Compensation Program.

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
EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
        10.15           Synavant Inc. 2000 Savings Equalization Plan.

        10.16           Synavant Inc. 2000 Employee Protection Plan.

        10.17           Form of Tier 1 Change-in-Control Agreement for Certain
                        Executives of Synavant Inc.

        10.18           Form of Tier 2 Change-in-Control Agreement for Certain
                        Executives of Synavant Inc.

        10.19           Form of Stock Option Agreement for Certain Executives of
                        Synavant Inc.

        10.20           Siebel Alliance Program Master Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.21           Value Added Industry Remarketer Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.22           Software License and Services Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.23           Credit support letter between IMS Health Incorporated and
                        Synavant Inc.*

         21.1           List of Subsidiaries.*

         27.1           Financial Data Schedule.

         99.1           Information Statement dated       , 2000.

         99.2 Letter of President and Chief Executive Officer to stockholders of IMS Health Incorporated.

         99.3 Letter of Chairman and Chief Executive Officer to stockholders of Synavant Inc.

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*   To be filed by Amendment

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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

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
                                                       SYNAVANT INC.

                                                       By:  /s/ JAMES C. MALONE
                                                            -----------------------------------------
                                                            Name: James C. Malone
                                                            Title:  Vice President

Date: August 9, 2000

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                                 EXHIBIT INDEX

    The following documents are filed as exhibits hereto:

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
          3.1           Form of Amended and Restated Certificate of Incorporation of
                        Synavant Inc.

          3.2           Form of Amended and Restated By-Laws of Synavant Inc.

          4.1           Specimen Common Stock Certificate.*

          4.2           Form of Rights Agreement between Synavant Inc. and EquiServe
                        Trust Company, as Rights Agent.

         10.1           Form of Distribution Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.2           Form of Xponent Data License Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.3           Form of Cross License Agreement between IMS Health
                        Incorporated and Synavant, Inc.

         10.4           Form of Tax Allocation Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.5           Form of Employee Benefits Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.6 Form of Data and Telecommunications Services Agreement between IMS Health Incorporated and Synavant Inc.

         10.7 Form of Sublease Agreement between IMS Health Incorporated and Synavant Inc.

         10.8           Form of Corporate Services Agreement between IMS Health
                        Incorporated and Synavant Inc.

         10.9           Form of Shared Transaction Services Agreement between IMS
                        Health Incorporated and Synavant, Inc.

        10.10           Form of Shared Transaction Services Agreement between IMS AG and certain subsidiaries of Synavant Inc.

        10.11           Synavant Inc. 2000 Stock Incentive Plan.

        10.12           Synavant Inc. 2000 Replacement Plan for IMS Health
                        Incorporated Equity-Based Awards.

        10.13           Synavant Inc. 2000 Annual Incentive Plan.

        10.14           Synavant Inc. 2000 Non-Employee Directors' Deferred
                        Compensation Program.

        10.15           Synavant Inc. 2000 Savings Equalization Plan.

        10.16           Synavant Inc. 2000 Employee Protection Plan.

        10.17           Form of Tier 1 Change-in-Control Agreement for Certain
                        Executives of Synavant Inc.

        10.18           Form of Tier 2 Change-in-Control Agreement for Certain
                        Executives of Synavant Inc.

        10.19           Form of Stock Option Agreement for Certain Executives of
                        Synavant Inc.

        10.20           Siebel Alliance Program Master Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.21           Value Added Industry Remarketer Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.22           Software License and Services Agreement, dated July 14,
                        2000, between Siebel Systems, Inc. and IMS Health Strategic
                        Technologies, Inc.*

        10.23           Credit support letter between IMS Health Incorporated and
                        Synavant Inc.*

                                       7
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
EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
         21.1           List of Subsidiaries.*

         27.1           Financial Data Schedule.

         99.1           Information Statement dated       , 2000.

         99.2 Letter of President and Chief Executive Officer to stockholders of IMS Health Incorporated.

         99.3 Letter of Chairman and Chief Executive Officer to stockholders of Synavant Inc.

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*   To be filed by Amendment

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